Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
FOR IMMEDIATE RELEASE
Hilton Grand Vacations Reports First Quarter 2025 Results
ORLANDO, Fla. (May 1, 2025) – Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its first quarter 2025 results.
First Quarter of 2025 highlights1
•Total contract sales were $721 million, an increase of 14% compared to the first quarter of 2024, or 10% on a pro forma basis.
•Member count was 725,000. Consolidated Net Owner Growth (NOG) for the 12 months ended March 31, 2025, was 0.9%.
•Total revenues for the first quarter of 2025 were $1.148 billion compared to $1.156 billion for the same period in 2024.
◦Total revenues were affected by a net deferral of $126 million in the current period compared to a net recognition of $2 million in the same period in 2024.
•Net loss attributable to stockholders for the first quarter was $(17) million compared to $(4) million net loss attributable to stockholders for the same period in 2024.
◦Adjusted net income attributable to stockholders for the first quarter was $9 million compared to $99 million for the same period in 2024.
◦Net income attributable to stockholders and adjusted net income attributable to stockholders were affected by a net deferral of $68 million in the current period compared to a net recognition of $3 million in the same period in 2024.
•Diluted EPS for the first quarter was $(0.17) compared to $(0.04) for the same period in 2024.
◦Adjusted diluted EPS for the first quarter was $0.09 compared to $0.95 for the same period in 2024.
◦Diluted EPS and adjusted diluted EPS were affected by a net deferral of $68 million in the current period compared to a net recognition of $3 million in the same period in 2024, or $(0.71) and $0.03 per share in the current period and the same period in 2024, respectively.
•Adjusted EBITDA attributable to stockholders for the first quarter was $180 million compared to $273 million for the same period in 2024.
◦Adjusted EBITDA attributable to stockholders was affected by a net deferral of $68 million in the current period compared to a net recognition of $3 million in the same period in 2024.
•During the first quarter, the Company repurchased 3.9 million shares of common stock for $150 million.
◦From April 1 through April 24, 2025, the Company repurchased approximately 1.8 million shares for $60 million and currently has $218 million of remaining availability under the share repurchase program.
•The Company is reiterating its prior guidance for the full year 2025 Adjusted EBITDA, excluding deferrals and recognitions, of $1.125 billion to $1.165 billion.
“We delivered solid results for the quarter, with our new offerings and the teams’ diligent commitment to our process improvements and efficiency efforts combining to produce strong growth in transactions, VPG and contract sales,” said Mark Wang, CEO of Hilton Grand Vacations. “We carried good momentum into April - with continued traction from our launch of HGV Max to our Bluegreen members along with sales of our new Ka Haku project - and our leading demand indicators remain steady. We’ve also taken proactive steps to maintain that momentum in the face of increased uncertainty due to the recent macroeconomic and market volatility, with additional initiatives aimed at further improving our efficiency, strengthening our value proposition, and improving our member engagement. These initiatives will support our earnings and cash flow goals in the short term, as well as drive additional value creation for the business over the long term.”
1.The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of Vacation Ownership Intervals or Vacation Ownership Interests (“VOIs”) under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Overview
On Jan. 17, 2024, HGV completed the acquisition of Bluegreen Vacations Holding Corporation (“Bluegreen” or “Bluegreen Vacations”).
For the quarter ended March 31, 2025, diluted EPS was $(0.17) compared to $(0.04) for the quarter ended March 31, 2024. Net loss attributable to stockholders and Adjusted EBITDA attributable to stockholders were $(17) million and $180 million, respectively, for the quarter ended March 31, 2025, compared to net loss attributable to stockholders and Adjusted EBITDA attributable to stockholders of $(4) million and $273 million, respectively, for the quarter ended March 31, 2024. Total revenues for the quarter ended March 31, 2025, were $1.148 billion compared to $1.156 billion for the quarter ended March 31, 2024.
Net loss attributable to stockholders and Adjusted EBITDA attributable to stockholders for the quarter ended March 31, 2025, included a net deferral of $68 million relating to a project under construction in Hawaii during the period.
During the first quarter of 2025, the Company renamed the line item “Sales, marketing, brand and other fees,” as previously shown on the condensed consolidated statements of income, and used elsewhere within the filing, to “Fee-for-service commissions, package sales and other,” to better align with the underlying activity. This change did not result in any reclassification of revenues and had no impact on the Company's consolidated results for any of the periods presented.
Consolidated Segment Highlights – First Quarter of 2025
Real Estate Sales and Financing
For the quarter ended March 31, 2025, Real Estate Sales and Financing segment revenues were $645 million, a decrease of $42 million compared to the quarter ended March 31, 2024. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $133 million and 20.6%, respectively, for the quarter ended March 31, 2025, compared to $206 million and 30.0%, respectively, for the quarter ended March 31, 2024. Real Estate Sales and Financing segment revenues in the first quarter of 2025 decreased primarily due to a $56 million decrease in sales revenue partially offset by a $21 million increase in financing revenue.
Real Estate Sales and Financing segment Adjusted EBITDA reflects a net construction net deferral of $68 million due to the deferral of sales and related expenses of VOIs under construction for the quarter ended March 31, 2025, compared to $3 million net recognition of sales and related expenses for the quarter ended March 31, 2024, which increased reported Adjusted EBITDA attributable to stockholders.
Contract sales for the quarter ended March 31, 2025, increased $90 million to $721 million compared to the quarter ended March 31, 2024. For the quarter ended March 31, 2025, tours increased by 0.2% and VPG increased by 14.4% compared to the quarter ended March 31, 2024. For the quarter ended March 31, 2025, fee-for-service contract sales represented 15.4% of contract sales compared to 15.8% for the quarter ended March 31, 2024.
Financing revenues for the quarter ended March 31, 2025, increased by $21 million compared to the quarter ended March 31, 2024. This was driven primarily by an increase in the weighted average interest rate of 5 basis points for the originated portfolio and an increase in the weighted average carrying balance of the timeshare financing receivables portfolio as of March 31, 2025, compared to March 31, 2024, as well as a reduction in the premium amortization of acquired timeshare financing receivables.
Resort Operations and Club Management
For the quarter ended March 31, 2025, Resort Operations and Club Management segment revenue was $391 million, an increase of $31 million compared to the quarter ended March 31, 2024. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $133 million and 34.0%, respectively, for the quarter ended March 31, 2025, compared to $134 million and 37.2%, respectively, for the quarter ended March 31, 2024, and remained consistent when compared to the same period in 2024.
Inventory
The estimated value of the Company’s total contract sales pipeline is $13.2 billion at current pricing.
The total pipeline includes $10.3 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining $2.9 billion of sales is related to inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.
Owned inventory represents 91.4% of the Company’s total pipeline. Approximately 79.3% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 8.6% of the Company’s total pipeline. Approximately 62.7% of the fee-for-service inventory pipeline is currently available for sale.
Balance Sheet and Liquidity
Total cash and cash equivalents were $259 million and total restricted cash was $311 million as of March 31, 2025.
As of March 31, 2025, the Company had $4.5 billion of corporate debt, net outstanding with a weighted average interest rate of 5.993% and $2.4 billion of non-recourse debt, net outstanding with a weighted average interest rate of 5.342%.
As of March 31, 2025, the Company’s liquidity position consisted of $259 million of unrestricted cash and $870 million remaining borrowing capacity under the revolver facility.
As of March 31, 2025, HGV has $100 million remaining borrowing capacity under the Timeshare Facility. As of March 31, 2025, the Company had $951 million of notes that were current on payments but not securitized. Of that figure, approximately $519 million could be monetized through either warehouse borrowing or securitization while another $210 million of mortgage notes anticipate being eligible following certain customary milestones such as first payment, deeding and recording.
Free cash flow was $6 million for the quarter ended March 31, 2025, compared to $(19) million for the same period in the prior year. Adjusted free cash flow was $185 million for the quarter ended March 31, 2025, compared to $(374) million for the same period in the prior year. Adjusted free cash flow for the quarter ended March 31, 2025, and 2024 includes add-backs of $54 million and $121 million, respectively for acquisition and integration related costs.
As of March 31, 2025, the Company’s total net leverage on a trailing 12-month basis, inclusive of all anticipated cost synergies, was approximately 3.9x.
Financing Business Optimization
In light of HGV’s recent capital markets consolidation and strong track record of execution in securitization markets, the Company intends to take advantage of its significant excess liquidity position by optimizing its securitization strategy through increased use of non-recourse credit markets, generating incremental cash flow that can be deployed for additional capital returns and business reinvestment.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1 below. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2025
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (deferrals) recognitions	$(126)	$—	$—	$—	$(126)
Cost of VOI sales (deferrals) recognitions(1)	(37)	—	—	—	(37)
Sales and marketing expense (deferrals) recognitions	(21)	—	—	—	(21)
Net construction (deferrals) recognitions(2)	$(68)	$—	$—	$—	$(68)

Net loss attributable to stockholders	$(17)	$—	$—	$—	$(17)
Net income attributable to noncontrolling interest	5	—	—	—	5
Net loss	(12)	—	—	—	(12)
Interest expense	77	—	—	—	77
Income tax expense	6	—	—	—	6
Depreciation and amortization	67	—	—	—	67
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	—	—	—
EBITDA	138	—	—	—	138
Other (gain) loss, net	(6)	—	—	—	(6)
Share-based compensation expense	12	—	—	—	12
Acquisition and integration-related expense	28	—	—	—	28
Impairment expense	—	—	—	—	—
Other adjustment items(3)	13	—	—	—	13
Adjusted EBITDA	185	—	—	—	185
Adjusted EBITDA attributable to noncontrolling interest	5	—	—	—	5
Adjusted EBITDA attributable to stockholders	$180	$—	$—	$—	$180

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2024
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs recognitions (deferrals)	$2	$(13)	$49	$(90)	$(52)
Cost of VOI sales (deferrals) recognitions(1)	(1)	(4)	15	(28)	(18)
Sales and marketing expense (deferrals) recognitions	—	(1)	7	(13)	(7)
Net construction recognitions (deferrals)(2)	$3	$(8)	$27	$(49)	$(27)

Net (loss) income attributable to stockholders	$(4)	$2	$29	$20	$47
Net income attributable to noncontrolling interest	2	2	3	6	13
Net (loss) income	(2)	4	32	26	60
Interest expense	79	87	84	79	329
Income tax expense	(11)	3	61	23	76
Depreciation and amortization	62	68	68	70	268
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	2	(1)	—	2
EBITDA	129	164	244	198	735
Other loss (gain), net	5	3	(9)	12	11
Share-based compensation expense	9	18	11	9	47
Acquisition and integration-related expense	109	48	36	44	237
Impairment expense	2	—	—	—	2
Other adjustment items(3)	22	33	25	(18)	62
Adjusted EBITDA	276	266	307	245	1,094
Adjusted EBITDA attributable to noncontrolling interest	3	4	4	5	16
Adjusted EBITDA attributable to stockholders	$273	$262	$303	$240	$1,078
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.

Conference Call
Hilton Grand Vacations will host a conference call on May 1, 2025, at 11 a.m. (ET) to discuss first quarter results.
To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through May 15, 2025. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID#13751066. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.
HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.
HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Non-GAAP Financial Measures
The Company refers to certain non-GAAP financial measures in this press release, including Adjusted Net Income or Loss, Adjusted Net Income or Loss Attributable to Stockholders, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Attributable to Stockholders, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow, profits and profit margins for HGV’s key activities - real estate, financing, resort and club management, and rental and ancillary services. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.
The Company believes these additional measures are also important in helping investors understand the performance and efficiency with which we are able to convert revenues for each of these key activities into operating profit, both in dollars and as margins, and are frequently used by securities analysts, investors and other interested parties as one of common performance measures to compare results or estimate valuations across companies in our industry.
The Company refers to Adjusted EBITDA guidance excluding deferrals and recognitions, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results. We define Adjusted EBITDA Attributable to Stockholders as Adjusted EBITDA excluding amounts attributable to the noncontrolling interest in HGV/Big Cedar Vacations in which HGV owns a 51% interest (“Big Cedar”).

About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company and is the exclusive vacation ownership partner of Hilton. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets, and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and nearly 725,000 Club Members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world.
For more information, visit www.corporate.hgv.com. Follow us on Instagram, Facebook, LinkedIn, X (formerly Twitter), Pinterest and YouTube.
HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
Adjusted EBITDA Attributable to Stockholders is calculated as Adjusted EBITDA, as previously defined, excluding amounts attributable to the noncontrolling interest in Big Cedar.
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and

•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Because of these limitations, EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS Attributable to Stockholders
Adjusted Net Income, presented herein, is calculated as net income (loss) further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges. Adjusted Net Income Attributable to Stockholders, presented herein, is calculated as Adjusted Net Income, as defined above, excluding amounts attributable to the noncontrolling interest in Big Cedar. Adjusted Diluted EPS, presented herein, is calculated as Adjusted Net Income Attributable to Stockholders, as defined above, divided by diluted weighted average shares outstanding.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition may not be comparable to similarly titled measures of other companies.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted for net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provide useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Non-GAAP Measures within Our Segments
Sales revenue represents sales of VOIs, net, and Fee-for-service commissions earned from the sale of fee-for-service VOIs. Fee-for-service commissions represents Fee-for-service commissions, package sales and other fees, which corresponds to the applicable line item from our condensed consolidated statements of income, adjusted by package sales and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Real estate expense represents costs of VOI sales and Sales and marketing expense, net. Sales and marketing expense, net represents sales and marketing expense, which corresponds to the applicable line item from our condensed consolidated statements of income, adjusted by package sales and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Both fee-for-service commissions and sales and marketing expense, net, represent non-GAAP measures. We present these items net because it provides a meaningful measure of our underlying real estate profit related to our primary real estate activities which focus on the sales and costs associated with our VOIs.
Real estate profit represents sales revenue less real estate expense. Real estate margin is calculated as a percentage by dividing real estate profit by sales revenue. We consider real estate profit margin to be an important non-GAAP operating measure because it measures the efficiency of our sales and marketing spending, management of inventory costs, and initiatives intended to improve profitability.
Financing profit represents financing revenue, net of financing expense, both of which correspond to the applicable line items from our condensed consolidated statements of income. Financing profit margin is calculated as a percentage by dividing financing profit by financing revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our financing business in connection with our VOI sales.
Resort and club management profit represents resort and club management revenue, net of resort and club management expense, both of which correspond to the applicable line items from our condensed consolidated statements of income.

Resort and club management profit margin is calculated as a percentage by dividing resort and club management profit by resort and club management revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our resort and club management business that support our VOI sales business.
Rental and ancillary services profit represents rental and ancillary services revenues, net of rental and ancillary services expenses, both of which correspond to the applicable line items from our condensed consolidated statements of income. Rental and ancillary services profit margin is calculated as a percentage by dividing rental and ancillary services profit by rental and ancillary services revenue. We consider this to be an important non-GAAP operating measure because it measures our ability to convert available inventory and unoccupied rooms into revenue and profit by transient rentals, as well as profitability of other services, such as food and beverage, retail, spa offerings and other guest services.
Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10% of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our condensed consolidated statements of income due to the requirements for revenue recognition, as well as adjustments for incentives. While we do not record the purchase price of sales of VOI products developed by fee-for-service partners as revenue in our condensed consolidated financial statements, rather recording the commission earned as revenue in accordance with U.S. GAAP, we believe contract sales to be an important operational metric, reflective of the overall volume and pace of sales in our business and believe it provides meaningful comparability of HGV’s results the results of our competitors which may source their VOI products differently. HGV believes that the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric; additional information regarding the split of contract sales, is included in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Quarterly Report on form 10-Q for the period ended March 31, 2025.
Developed Inventory refers to VOI inventory that is sourced from projects developed by HGV.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is or will be contributed to a trust.
Net Owner Growth (“NOG”) represents the year-over-year change in membership.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. HGV considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Cash and cash equivalents	$259	$328
Restricted cash	311	438
Accounts receivable, net	375	315
Timeshare financing receivables, net	2,986	3,006
Inventory	2,299	2,244
Property and equipment, net	861	792
Operating lease right-of-use assets, net	85	84
Investments in unconsolidated affiliates	72	73
Goodwill	1,985	1,985
Intangible assets, net	1,800	1,787
Other assets	756	390
TOTAL ASSETS	$11,789	$11,442

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$1,340	$1,125
Advanced deposits	236	226
Debt, net	4,487	4,601
Non-recourse debt, net	2,447	2,318
Operating lease liabilities	99	100
Deferred revenues	520	252
Deferred income tax liabilities	929	925
Total liabilities	10,058	9,547
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 93,445,262 shares issued and outstanding as of March 31, 2025, and 96,720,179 shares issued and outstanding as of December 31, 2024	1	1
Additional paid-in capital	1,351	1,399
Accumulated retained earnings	238	352
Accumulated other comprehensive loss	(7)	—
Total stockholders' equity	1,583	1,752
Noncontrolling interest	148	143
Total equity	1,731	1,895
TOTAL LIABILITIES AND EQUITY	$11,789	$11,442

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in millions, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues
Sales of VOIs, net	$378	$438
Fee-for-service commissions, package sales and other fees	142	145
Financing	125	104
Resort and club management	183	166
Rental and ancillary services	187	181
Cost reimbursements	133	122
Total revenues	1,148	1,156
Expenses
Cost of VOI sales	25	48
Sales and marketing	425	401
Financing	55	39
Resort and club management	54	54
Rental and ancillary services	206	173
General and administrative	46	45
Acquisition and integration-related expense	28	109
Depreciation and amortization	67	62
License fee expense	49	35
Impairment expense	—	2
Cost reimbursements	133	122
Total operating expenses	1,088	1,090
Interest expense	(77)	(79)
Equity in earnings from unconsolidated affiliates	5	5
Other gain (loss), net	6	(5)
Loss before income taxes	(6)	(13)
Income tax (expense) benefit	(6)	11
Net loss	(12)	(2)
Net income attributable to noncontrolling interest	5	2
Net loss attributable to stockholders	$(17)	$(4)
Loss per share attributable to stockholders:
Basic	$(0.17)	$(0.04)
Diluted	$(0.17)	$(0.04)
(1)Earnings per share is calculated using whole numbers.

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Three Months Ended March 31,
	2025	2024
Operating Activities
Net loss	$(12)	$(2)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67	62
Amortization of deferred financing costs, acquisition premiums and other	19	25
Provision for financing receivables losses	79	64
Impairment expense	—	2
Other (gain) loss, net	(6)	5
Share-based compensation	12	9
Deferred income tax expense	6	—
Equity in earnings from unconsolidated affiliates	(5)	(5)
Return on investment in unconsolidated affiliates	5	—
Net changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(60)	24
Timeshare financing receivables, net	(93)	(78)
Inventory	(33)	(25)
Purchases and development of real estate for future conversion to inventory	(52)	(33)
Other assets	(391)	(245)
Accounts payable, accrued expenses and other	223	88
Advanced deposits	10	—
Deferred revenue	269	109
Net cash provided by operating activities	38	—
Investing Activities
Acquisition of a business, net of cash and restricted cash acquired	—	(1,454)
Capital expenditures for property and equipment (excluding inventory)	(14)	(10)
Software capitalization costs	(18)	(9)
Net cash used in investing activities	(32)	(1,473)
Financing Activities
Proceeds from debt	645	2,060
Proceeds from non-recourse debt	750	290
Repayment of debt	(806)	(108)
Repayment of non-recourse debt	(625)	(816)
Payment of debt issuance costs	(7)	(39)
Repurchase and retirement of common stock	(150)	(99)
Payment of withholding taxes on vesting of restricted stock units	(7)	(21)
Proceeds from stock option exercises	—	6
Other	(1)	(1)
Net cash (used in) provided by financing activities	(201)	1,272
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	(6)
Net decrease in cash, cash equivalents and restricted cash	(195)	(207)
Cash, cash equivalents and restricted cash, beginning of period	765	885
Cash, cash equivalents and restricted cash, end of period	570	678
Less: Restricted Cash	311	323
Cash and cash equivalents	$259	$355

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$38	$—
Capital expenditures for property and equipment	(14)	(10)
Software capitalization costs	(18)	(9)
Free Cash Flow	$6	$(19)
Non-recourse debt activity, net	125	(526)
Acquisition and integration-related expense	28	109
Litigation settlement payment	—	50
Other adjustment items(1)	26	12
Adjusted Free Cash Flow	$185	$(374)
(1)Includes capitalized acquisition and integration-related costs and other one-time adjustments.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended March 31,
	2025	2024
Revenues:
Real estate sales and financing	$645	$687
Resort operations and club management	391	360
Total segment revenues	1,036	1,047
Cost reimbursements	133	122
Intersegment eliminations	(21)	(13)
Total revenues	$1,148	$1,156

HILTON GRAND VACATIONS INC.
SEGMENT ADJUSTED EBITDA AND ADJUSTED EBITDA ATTRIBUTABLE TO STOCKHOLDERS
TO NET INCOME ATTRIBUTABLE TO STOCKHOLDERS
(in millions)

	Three Months Ended March 31,
	2025	2024
Net loss attributable to stockholders	$(17)	$(4)
Net income attributable to noncontrolling interest	5	2
Net loss	(12)	(2)
Interest expense	77	79
Income tax expense (benefit)	6	(11)
Depreciation and amortization	67	62
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1
EBITDA	138	129
Other (gain) loss, net	(6)	5
Share-based compensation expense	12	9
Acquisition and integration-related expense	28	109
Impairment expense	—	2
Other adjustment items(1)	13	22
Adjusted EBITDA	185	276
Adjusted EBITDA attributable to noncontrolling interest	5	3
Adjusted EBITDA attributable to stockholders	$180	$273

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$133	$206
Resort operations and club management(2)	133	134
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	5	6
License fee expense	(49)	(35)
General and administrative(3)	(37)	(35)
Adjusted EBITDA	185	276
Adjusted EBITDA attributable to noncontrolling interest	5	3
Adjusted EBITDA attributable to stockholders	$180	$273
Adjusted EBITDA profit margin	16.1%	23.9%
EBITDA profit margin	12.0%	11.2%
(1)Includes costs associated with restructuring, one-time charges, other non-cash items and the amortization of premiums resulting from purchase accounting.
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended March 31,
	2025	2024
Tour flow	174,525	174,138
VPG	$4,111	$3,593
Owned contract sales mix	84.6%	84.2%
Fee-for-service contract sales mix	15.4%	15.8%

Contract sales	$721	$631
Adjustments:
Fee-for-service sales(1)	(111)	(100)
Provision for financing receivables losses	(72)	(64)
Reportability and other:
Net (deferral) recognition of sales of VOIs under construction(2)	(126)	2
Other(3)	(34)	(31)
Sales of VOIs, net	$378	$438
Plus:
Fee-for-service commissions	68	64
Sales revenue	446	502

Cost of VOI sales	25	48
Sales and marketing expense, net	351	320
Real estate expense	376	368
Real estate profit	$70	$134
Real estate profit margin(4)	15.7%	26.7%

Reconciliation of fee-for-service commissions:
Fee-for-service commissions, package sales and other fees	$142	$145
Less: Package sales and other fees(5)	(74)	(81)
Fee-for-service commissions	$68	$64

Reconciliation of sales and marketing expense:
Sales and marketing expense	$425	$401
Less: Package sales and other fees(5)	(74)	(81)
Sales and marketing expense, net	$351	$320
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net impact related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including sales incentives and amounts in rescission.
(4)Excluding the marketing revenue and other fees adjustment, Real Estate profit margin was 13.5% and 23.0% for the three months ended March 31, 2025 and 2024, respectively.
(5)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.
CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended March 31,
	2025	2024
Just-In-Time Contract Sales Mix	9.9%	24.7%
Fee-For-Service Contract Sales Mix	15.4%	16.0%
Total Capital-Efficient Contract Sales Mix	25.3%	40.7%

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended March 31,
	2025	2024
Interest income	$123	$112
Other financing revenue	10	8
Premium amortization of acquired timeshare financing receivables	(8)	(16)
Financing revenue	125	104
Consumer financing interest expense	29	23
Other financing expense	25	14
Amortization of acquired non-recourse debt discounts and premiums, net	1	2
Financing expense	55	39
Financing profit	$70	$65
Financing profit margin	56.0%	62.5%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for Members and Net Owner Growth)

	Twelve Months Ended March 31,
	2025	2024
Total members	724,617	717,831
Consolidated Net Owner Growth (NOG)(1)	6,786	10,204
Consolidated Net Owner Growth % (NOG)(1)	0.9%	2.0%
(1)Consolidated NOG is a trailing-twelve-month concept which includes total member count for all club offerings for the twelve months ended March 31, 2025; the twelve months ended March 31, 2024 includes only HGV Max and Legacy-HGV-DRI members on a consolidated basis.

	Three Months Ended March 31,
	2025	2024
Club management revenue	$72	$63
Resort management revenue	111	103
Resort and club management revenues	183	166
Club management expense	20	20
Resort management expense	34	34
Resort and club management expenses	54	54
Resort and club management profit	$129	$112
Resort and club management profit margin	70.5%	67.5%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended March 31,
	2025	2024
Rental revenues	$174	$169
Ancillary services revenues	13	12
Rental and ancillary services revenues	187	181
Rental expenses	195	163
Ancillary services expense	11	10
Rental and ancillary services expenses	206	173
Rental and ancillary services profit	$(19)	$8
Rental and ancillary services profit margin	(10.2)%	4.4%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended March 31,
	2025	2024
Sales of VOIs, net	$378	$438
Fee-for-service commissions, package sales and other fees	142	145
Financing revenue	125	104
Real estate sales and financing segment revenues	645	687
Cost of VOI sales	(25)	(48)
Sales and marketing expense	(425)	(401)
Financing expense	(55)	(39)
Marketing package stays	(21)	(13)
Share-based compensation	4	3
Other adjustment items	10	17
Real estate sales and financing segment adjusted EBITDA	$133	$206
Real estate sales and financing segment adjusted EBITDA profit margin	20.6%	30.0%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended March 31,
	2025	2024
Resort and club management revenues	$183	$166
Rental and ancillary services	187	181
Marketing package stays	21	13
Resort and club management segment revenue	391	360
Resort and club management expenses	(54)	(54)
Rental and ancillary services expenses	(206)	(173)
Share-based compensation	2	1
Resort and club segment adjusted EBITDA	$133	$134
Resort and club management segment adjusted EBITDA profit margin	34.0%	37.2%

HILTON GRAND VACATIONS INC.
ADJUSTED NET INCOME ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO STOCKHOLDERS (Non-GAAP)
(in millions except per share data)

	Three Months Ended March 31,
	2025	2024
Net loss attributable to stockholders	$(17)	$(4)
Net income attributable to noncontrolling interest	5	2
Net loss	(12)	(2)
Income tax expense (benefit)	6	(11)
Loss before income taxes	(6)	(13)
Certain items:
Other (gain) loss, net	(6)	5
Impairment expense	—	2
Acquisition and integration-related expense	28	109
Other adjustment items(1)	13	22
Adjusted income before income taxes	29	125
Income tax expense	(15)	(24)
Adjusted net income	14	101
Net income attributable to noncontrolling interest	5	2
Adjusted net income attributable to stockholders	$9	$99

Weighted average shares outstanding
Diluted	95.5	105.1
Earnings per share attributable to stockholders(2):
Diluted	$(0.17)	$(0.04)
Adjusted diluted	$0.09	$0.95
(1)Includes costs associated with restructuring, one-time charges, the amortization of premiums and discounts resulting from purchase accounting and other non-cash items.
(2)Earnings per share amounts are calculated using whole numbers.

HILTON GRAND VACATIONS INC.
RECONCILIATION OF NON-GAAP PROFIT MEASURES TO GAAP MEASURE
(in millions)

	Three Months Ended March 31,
($ in millions)	2025	2024
Net loss attributable to stockholders	$(17)	$(4)
Net income attributable to noncontrolling interest	5	2
Net loss	(12)	(2)
Interest expense	77	79
Income tax expense (benefit)	6	(11)
Depreciation and amortization	67	62
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1
EBITDA	138	129
Other (gain) loss, net	(6)	5
Equity in earnings from unconsolidated affiliates(1)	(5)	(6)
Impairment expense	—	2
License fee expense	49	35
Acquisition and integration-related expense	28	109
General and administrative	46	45
Profit	$250	$319

Real estate profit	$70	$134
Financing profit	70	65
Resort and club management profit	129	112
Rental and ancillary services profit	(19)	8
Profit	$250	$319
(1) Excludes impact of interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates of $1 million, for the three months ended March 31, 2024.